EXHIBIT 99.1

LEONARD-MERON BIOSCIENCES, INC.

Index to Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Leonard-Meron Biosciences, Inc.:

We have audited the accompanying balance sheets of Leonard-Meron Biosciences, Inc. (the "Company") as of May 31, 2015 and 2014 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts

June 10, 2016

F-2

LEONARD-MERON BIOSCIENCES, INC.

BALANCE SHEETS

	As of May 31,
	2015	2014
ASSETS
Current assets
Cash	$215,227	$2,250
Prepaid expenses	30,362	538
Total current assets	245,589	2,788
Security deposit	2,167	2,167
Property and equipment, net	7,322	-
Total assets	$255,078	$4,955

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$379,070	$817,211
Accrued expenses	476,974	17,760
Accrued interest	129,519	2,872
Due to related parties	172,970	66,970
Convertible notes, net of discounts	980,012	-
Convertible notes - related parties, net of discounts	356,894	-
Warrant liability	758,029	-
Total current liabilities	3,253,468	904,813

Commitments and contingencies

Stockholders' deficit
Common stock, $0.001 par value; 30,000,000 shares authorized; 11,607,500 and 10,910,000 shares issued and outstanding at May 31, 2015 and 2014, respectively	11,608	10,910
Additional paid-in capital	747,634	2,889
Stock subscription receivable	(10,721)	(10,721)
Accumulated deficit	(3,746,911)	(902,936)
Total stockholders' deficit	(2,998,390)	(899,858)
Total liabilities and stockholders' deficit	$255,078	$4,955

See accompanying notes to financial statements

F-3

LEONARD-MERON BIOSCIENCES, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended May 31,
	2015	2014
Operating costs and expenses
Research and development	$680,874	$625,111
General and administrative	1,700,749	234,708
Total operating expense	2,381,623	859,819
Loss from operations	(2,381,623)	(859,819)

Other expense (income):
Interest expense	388,467	2,872
Change in fair value of warrant liability	(21,102)	-
Change in fair value of embedded derivatives	126,167	-
Gain on foreign exchange	(31,180)	-
Total other expense	462,352	2,872

Net loss	$(2,843,975)	$(862,691)

Net loss per common share – basic and diluted	$(0.26)	$(0.08)

Weighted average common shares outstanding – basic and diluted	11,038,295	10,421,781

See accompanying notes to financial statements

F-4

LEONARD-MERON BIOSCIENCES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

			Additional
	Common Stock		paid-in-	Subscription	Accumulated	Total
	Shares	Amount	capital	Receivable	Deficit	Deficit

Balance as of May 31, 2013	10,210,000	$10,210	$(189)	$(10,021)	$(40,245)	$(40,245)
Issuance of common stock	700,000	700	-	(700)	-	-
Stock-based compensation	-	-	3,078	-	-	3,078
Net loss	-	-	-	-	(862,691)	(862,691)
Balance as of May 31, 2014	10,910,000	$10,910	$2,889	$(10,721)	$(902,936)	$(899,858)
Issuance of common stock in connection with issuance of Series C Convertible Notes, net of offering costs	687,500	688	496,139	-	-	496,827
Issuance of common stock for services	10,000	10	340	-	-	350
Stock-based compensation	-	-	248,266	-	-	248,266
Net loss	-	-	-	-	(2,843,975)	(2,843,975)
Balance as of May 31, 2015	11,607,500	$11,608	$747,634	$(10,721)	$(3,746,911)	$(2,998,390)

See accompanying notes to financial statements

F-5

LEONARD-MERON BIOSCIENCES, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended May 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,843,975)	$(862,691)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	1,200	-
Issuance of common stock for services	350	-
Stock-based compensation	248,266	3,078
Change in fair value of warrant liability	(21,102)	-
Change in fair value of embedded derivatives	126,167	-
Gain on foreign exchange	(31,180)	-
Accretion of debt discount	259,910	-
Increase (decrease) in cash resulting from changes in assets and liabilities:
Security deposit	-	(2,167)
Prepaid expenses	(29,824)	(538)
Accounts payable	(438,141)	817,211
Accrued expenses	459,214	(19,613)
Accrued interest	128,557	-
Net cash used in operating activities	(2,140,558)	(64,720)

Cash flows from investing activities:
Purchase of property and equipment	(8,522)	-
Net cash used in investing activities	(8,522)	-

Cash flows from financing activities:
Proceeds received from issuance of convertible notes payable, common stock and warrant liabilities, net of offering costs	1,826,057	-
Proceeds received from related parties for issuance of convertible notes payable, common stock and warrant liabilities	430,000	-
Proceeds received from advance from related parties	106,000	66,970
Net cash provided by financing activities	2,362,057	66,970

Net increase in cash	212,977	2,250

Cash at beginning of the period	2,250	-
Cash at end of the period	$215,227	$2,250

Supplemental disclosure of cash flow information:
Common stock issued for subscription receivable	$-	$700

See accompanying notes to financial statements

F-6

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Leonard-Meron Biosciences, Inc. (the "Company") is a late-stage development specialty pharmaceutical company focused on the development and commercialization of critical care products that address medical needs in the hospital, ambulatory care, or homecare setting. The Company owns the exclusive developmental and commercialization rights to Mino-Lok, a lock solution used to salvage infected central venous catheters, or CVCs. The Company is currently finalizing the Phase IIb clinical trial and is planning a Phase III pivotal trial for Mino-Lok.

The Company incorporated in Delaware on March 21, 2013 and maintains its principal executive offices in Cranford, New Jersey.

On September 19, 2013, the Company declared 9-for-1 common stock split effected in the form of a dividend on each share of outstanding common stock. This change in the Company's capital structure has been given retrospective effect in the accompanying financial statements.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all adjustments necessary for the fair presentation of the Company's financial position for the periods presented.

The Company currently operates in one business segment focusing on the development and commercialization of Mino-Lok. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of business or separate business entities.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of expenses. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods..

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash. The Company's cash consists of demand deposits and interest bearing accounts of deposits with financial institutions and, in certain cases, exceed Federal Deposit Insurance Corporation insurance limits. However, management believes that no material credit or market risk exposure exists due to the high quality of the institutions. The Company has not experienced any such losses on such accounts.

F-7

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Accrued Expenses

The Company incurs periodic expenses such as research and development, salaries, facility costs, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by the Company prior to them being paid. When a vendor's invoice is not received, the Company is required to estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company's behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company's service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time. The Company periodically confirms the accuracy of its estimates with the service providers and makes adjustments if necessary.

Foreign Currency

Transactions denominated in a foreign currency are re-measured into the Company's functional currency, the U.S. Dollar, at the average rate of exchange during the reporting period.

Property and Equipment

Property and equipment is carried at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, generally three to five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciated are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Accounting for Income Taxes

The Company accounts for income taxes under ASC Topic 740 "Income Taxes". ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company's policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of May 31, 2015 and 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development.

F-8

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The fair value measurement of the warrant liability and embedded derivatives are Level 3 estimates and are recognized on a recurring basis. (See Note 7)

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of May 31, 2015 and 2014, the recorded values of cash, stock subscription receivable, accounts payable, accrued expenses, convertible notes and due to related parties, approximate the fair values due to the short-term nature of the instruments.

Warrant Liability

Freestanding warrants are classified and measured in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging: Contracts in Own Equity. Under this guidance, freestanding warrants to purchase the Company's common stock and embedded contingent redemption derivative feature, were classified as liabilities and measured at fair value, with changes in fair value recognized each reporting period in the Statement of Operations in other expense (income). (See Notes 6 and 7)

Debt issuance costs

Debt issuance costs and fees paid to lenders are recorded as a direct deduction from the face amount of the related debt. Debt issuance costs are accounted for as additional debt discount and are amortized over the term of the related debt, using the effective interest method, and recorded as interest expense in the Statements of Operations.

Stock-based Compensation Issued to Nonemployees

Stock-based compensation issued to non-employees for acquiring goods or providing services is recognized at fair value when the goods are obtained or over the service period, which is generally the vesting period. If the award contains performance conditions, the measurement date of the award is the earlier of the date at which a commitment for performance by the non-employee is reached or the date at which performance is reached. A performance commitment is reached when performance by the non-employee is probable because of sufficiently large disincentives for nonperformance.

F-9

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Net Loss per Share

Net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock or common stock equivalents outstanding. Outstanding stock options, warrants and convertible debt have not been included in the calculation of diluted net loss per share because to do so would be anti-dilutive. Accordingly, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance regarding management's responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Management is currently evaluating the new guidance and has not determined the impact this standard may have on the Company's financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. ASU No. 2015-03 is effective for the interim and annual periods ending after December 15, 2015 with early adoption permitted. The Company has adopted this guidance and adoption did not have a material impact on the Financial Statements.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize all leases (with the exception of short-term leases) on the balance sheet as a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee¹s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for fiscal year beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the effect the guidance will have on its Financial Statements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Research and Development Agreements

NAT

On October 16, 2013 and May 14, 2014, the Company entered into various agreements with Novel Anti-Infective Therapeutics, Inc., ("NAT") to develop and commercialize Mino-Lok on an exclusive, worldwide (except for South America), sublicensable basis. The Company recorded a one-time license fee totaling $350,000, which were expensed and included in research and development expenses in the Statement of Operations during the year ended May 31, 2014. Additionally, the Company will pay an annual maintenance fee of $30,000 that increases over five years to $90,000, until commercial sales of a product subject to the license. The Company will also pay annual royalties on net sales of licensed products, with royalties ranging from the mid-single digits to the low double digits. In limited circumstances in which the licensed product is not subject to a valid patent claim and a competitor is selling a competing product, the royalty rate is in the low-single digits. After a commercial sale is obtained, the Company must pay minimum aggregate annual royalties that increase in subsequent years. The Company must also pay NAT up to $1,050,000 upon achieving specified regulatory and sales milestones. Finally, the Company must pay NAT a specified percentage of payments received from the Company's sublicensees, if any.

F-10

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Unless earlier terminated, the license agreement remains in effect until the date that all patents licensed under the agreement have expired and all patent applications within the licensed patent rights have been cancelled, withdrawn or expressly abandoned. NAT may terminate the license agreement on 30 days' notice if the Company fails to achieve specified diligence milestones related to the first sale of a licensed product, the initiation of pivotal trials, raising specified amount of funding for use in developing the licensed product, or spending specified amounts on research, development, manufacturing and commercialization of licensed products each year. Additionally, the license agreement will terminate automatically upon events related to the Company's bankruptcy or insolvency, upon advance notice of the Company's uncured breach or default on payments or reporting obligations, at any time upon mutual written agreement, immediately upon written notice from NAT if the Company fails to pay the initial license fee or default or are late on its payment obligations on any three occasions in a specified period, or upon the Company's advance notice to NAT.

TMC

On June 10, 2015, the Company completed a services agreement with The Medicines Company, "TMC", for access to their proprietary parenteral grade formulation of Lyophilized Minocycline. The Agreement entitled the Company to access this proprietary formulation for any and all related production of Mino-Lok both clinical and commercial in nature. For this access, the Company agreed to pay TMC $200,000 in 2015, and additional annual payments in the following years of:

2016	$250,000
2017	$275,000
2018	$275,000
2019 - 2024	$200,000 per year

On September 2015 the agreement was amended to the following financial terms:

2019 - 2020	$200,000 per year

To date, the Company has not drawn on any of this supply for development of clinical or commercial supply and is in the process of terminating this agreement.

Medpace

On March 10, 2015, the Company entered into a Master Services Agreement ("Services Agreement") with Medpace, Inc. ("Medpace") to provide services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices. Pursuant to the Services Agreement, the Company executed task order number 1 ("Order 1"), which was later amended in April 2015 to increase the potential population, for a study of the product antimicrobial catheter lock solution for an agreed price of approximately $585,000. The Company recorded approximately $381,000 and $30,000 in research and development expenses in the accompanying Statements of Operations for expenses related to the Services Agreement during the years ended May 31, 2015 and 2014, respectively.

Operating Lease

The Company leases office space for its headquarters in Cranford, New Jersey at a monthly rental rate of $2,167 pursuant to a one-year agreement ending March 30, 2015. In September 2014, the Company extended the lease agreement to July 31, 2015. Rent expense was approximately $22,000 and $4,000 for the years ended May 31, 2015 and 2014, respectively, and was classified in general and administrative expense in the accompanying Statements of Operations.

F-11

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Employment Agreements

Employment Agreement with Myron Holubiak

In April 2013, the Company entered into a three-year employment agreement, which was later amended effective July 1, 2014, with its Chief Executive Officer ("CEO"), Mr. Holubiak. The amended agreement provided for a base salary of $450,000 per year on an annualized basis, in which $250,000 of the base salary was accrued ("Base Salary Accrual") and not paid until the earlier of March 15 of the year following the calendar year in which the Base Salary Accrual is earned or a payment condition (either the Company raises at least $5,000,000 from any equity financing or an initial public offering of the Company's securities) was satisfied.

Additionally, at the Board's discretion, Mr. Holubiak is eligible to receive an annual bonus in an amount up to 50% of his then-current base salary based on the attainment by Mr. Holubiak of financial, clinical development and business milestones established by our board. The Company must pay Mr. Holubiak one-time incentive bonuses of $250,000 and $500,000 if the Company achieves specified market capitalizations and trading volumes.

If the Company terminates Mr. Holubiak's employment during the term in connection with or within six months of the occurrence of a change of control (as defined in the employment agreement), the Company must provide a lump-sum payment equal to 18 months of his then-current base salary, the full annual milestone bonus, and reimbursement for his applicable health continuation coverage premiums for 18 months or until Mr. Holubiak becomes eligible for insurance benefits from another employer, whichever is earlier. If Mr. Holubiak's employment is terminated during the term as a result of his Disability, by the Company without cause, or by Mr. Holubiak for good reason, the Company must provide Mr. Holubiak continued payment in installments of his then-current based salary for 12 months and provide him reimbursement for his applicable health continuation coverage premiums for 12 months or until he becomes eligible for insurance benefits from another employer.

Agreement with Jaime Bartushak

In March 2014 the Company entered into an agreement with Jaime Bartushak, to be the Company's Vice President of Finance ("VP Finance"), with a salary of $200,000, which is subject to periodic review and adjustment at the Company's discretion, but which may not be decreased without Mr. Bartushak's consent. Mr. Bartushak's employment agreement was amended on July 18, 2014 to specify an effective date of July 1, 2014. Mr. Bartushak's employment is at will and does not provide any specific term. Additionally, Mr. Bartushak purchased 500,000 shares of the Company's common stock, pursuant to the terms of a restricted stock purchase agreement, for $0.001 per share. (See Note 8 and 13)

Agreement with Gary Talarico

In March 2014, the Company entered into an agreement with its Executive Vice President of Operations, Gary Talarico, effective in June 2014. The agreement provided for a base salary of $250,000, which is subject to periodic review and adjustment, at the Company's discretion, but may not be decreased without Mr. Talarico's consent.

In June and July 2014, the Company amended the employment agreement with Mr. Talarico, effective July 1, 2014, to pay $200,000 of the base salary on an annualized basis with the remainder of the base salary accrued ("Accrued Base Salary") and not paid until the earlier of March 15 of the year following the calendar year in which the Accrued Base Salary is earned or a payment condition (either the Company raises at least $5,000,000 from any equity financing or an initial public offering of the Company's securities) is satisfied.

Mr. Talarico's employment is at will and the agreement does not provide any specific term. Additionally, at each year end, Mr. Talarico will be eligible for a discretionary bonus of up to 40% of his base salary. If the Company terminates his employment without cause or Mr. Talarico terminates his employment for good reason, the Company will provide Mr. Talarico the continued payment in installments of his then-current base salary for a period of 12 months, together with reimbursement for applicable health continuation coverage premiums for 12 months or until he becomes eligible for insurance benefits from another employer. (See Note 13)

F-12

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Consulting Agreements

On October 9, 2013, the Company entered into an agreement with an outside consultant pursuant to which the consultant would introduce the Company to third parties for the purposes of developing proposals for and interest in a transaction. For these services the consultant was to receive compensation in the form of three percent (3%) of the present value of the transaction, plus three percent (3%) of the present value of the transaction in the form of warrants. On February 4, 2014, the Company and consultant terminated the agreement for an agreed settlement amount of $10,000, which the Company recorded as liability in the accompanying Balance Sheet.

On March 4, 2014, the Company entered into an agreement with an outside consultant pursuant to which the Company will be provided financial and strategic consulting services. Upon successfully raising at least $500,000 of operating capital from investors, the Company will pay the consultant a one-time fee of $25,000 plus a monthly fee of $7,500. If the Company raises $2,500,000 of operating capital from investors (a "Funding Event"), the monthly fee increases to $38,750 per month for six months then reverts to $7,500 per month. In addition to the cash consideration, upon the occurrence of a Funding Event, the consultant could vest in a total of 717,638 shares of the Company's common stock, pursuant to the terms of a restricted stock purchase agreement. The agreement may be terminated by either party prior to the occurrence of a Funding Event. Prior to the occurrence of Funding Event, the Company may repurchase the shares under the agreement for $0.001 per share. The agreement was subsequently amended such that shares would vest based on the achievement of bridge raise thresholds. To date, the first threshold of $500,000 has not yet been achieved. Therefore, no shares have vested and no shares have been issued.

On September 8, 2014, the Company entered into an agreement with a placement agent pursuant to which the placement agent will assist the Company to obtain financing. The Company will pay the placement agent a monthly fee of $15,000. If the Company raises $1,000,000, the first four payments will be reduced by $5,000. The agreement is for twelve (12) months and extends for additional one month periods until either party terminates the agreement given 10-day notice prior to an extension period. The agreement was later terminated effective January 1, 2016 and the Company delivered a final payment of $60,000 to the placement agent on March 23, 2016 to fully satisfy all obligations.

On September 2, 2014, the Company entered into an agreement with an outside consultant, which was later amended in January 2015, pursuant to which the Company will be provided financial and strategic consulting services for an initial fee of $10,000. Upon successfully raising at least $350,000 of capital from investors, the Company paid the consultant a fee of $20,000 in March 2015. For each incremental $100,000 of capital raised above the Initial Investment, the Company would pay the consultant a fee of $9,000 until the Company has raised $3,500,000 in cumulative capital from investors. The agreement continued through the earlier of a funding event of at least $3.5 million in cumulative capital from investors or on June 30, 2015. The event was not met and the agreement was terminated on June 30, 2015.

On August 26, 2014, the Company entered into an agreement with an outside consultant pursuant to which the Company will be provided advisory services to assist the Company in a partnership, licensing agreement, joint venture, merger, consolidation, reorganization, or other business combination ("Transaction"). The agreement is for one year and may be earlier terminated in writing by either party. The Company will pay the advisor a monthly fee of $5,000 for six months, 10,000 shares of the Company's common stock, 20,000 shares of the Company's common stock upon the receipt of a term sheet or letter of intent of a potential Transaction, and 20,000 shares of the Company's common stock upon the execution of a term sheet or letter of intent of a potential Transaction. The common stock will have piggyback registration rights. In addition, the agreement provides for a success fee should the Company enter into a Transaction agreement. The success fee is equal to the greater of $850,000 or 1.5% of the total consideration unless the Transaction involves a listed party, in which case the success fee is equal to the greater of $500,000 or 1.0% of the total consideration. The Company issued 10,000 shares of its common stock, valued at $350 at issuance, pursuant to this agreement in August 2014. Subsequently, this agreement was terminated on July 1, 2015.

Legal

The Company is not currently involved in any legal matters arising in the normal course of business. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

F-13

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – DEMAND NOTES AND DUE TO RELATED PARTIES

From October 2013 through June 2014, the Company's founders advanced cash to the Company aggregating approximately $69,000 for working capital purposes. The advances accrue no interest and are due upon demand at the option of the holder. The Company has imputed interest on the advances at 12% per annum.

In February 2015, the Company issued demand notes in an aggregate amount of $104,000 to one of the principal founders. These notes accrue interest at the annual prime rate (as published in the Wall Street Journal on the last day of each month) plus 1%, and have a maturity date the earlier of December 31, 2015 or as demanded by the lenders.

The Company recognized interest expense on these related parties demand notes and advances of approximately $9,700 and $2,900 for the years ended May 31, 2015 and 2014, respectively.

NOTE 6 – CONVERTIBLE NOTES

A summary of all convertible notes, including amounts due to related parties at May 31, 2015 is as follows:

May 31, 2015
Series A Convertible Notes:
Principal value, 12%	$550,000
Fair value of bifurcated embedded derivative of Series A convertible notes	225,568
Debt discount, net	(319,030)
Carrying value of Series A Convertible Notes	$456,538
Series B Convertible Notes:
Principal value, 12%	$434,640
Fair value of bifurcated embedded derivative of Series B convertible notes	62,556
Debt discount, net	(143,819)
Carrying value of Series B Convertible Notes	$353,377
Series C Convertible Notes:
Principal value, 9%	$1,375,000
Fair value of bifurcated embedded derivative of Series C convertible notes	331,478
Debt discount, net	(1,179,487)
Carrying value of Series C Convertible Notes	$526,991
Total carrying value of convertible notes	$980,012
Total carrying value of convertible notes - related parties	$356,894

Series A Convertible Promissory Notes

On June 12, 2014, the Company issued notes of an aggregate amount of $325,000 to two founders, subject to secured convertible promissory note agreements. On June 26, 2014, the Company entered into a secured convertible promissory note agreement for $225,000 with a third party investor (collectively "Series A Convertible Notes").

F-14

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

The Series A Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The Series A Convertible Notes call for interest at an annual interest rate of 8%. The principal and accrued interest are due upon the earlier of: (i) a deemed liquidation event which mean any sale of all or substantially all of the assets of the Company, any consolidation or merger of the Company with or into any other corporation or other entity, any transaction or series of related transactions to which the Company is a party in which excess of 50% of the Company's equity securities are transferred, (ii) the closing of a Qualified Financing or (iii) January 1, 2016. In the event that no deemed liquidation event or Qualified Financing occurs before the following dates, the interest rate will increase, retroactively, to 9% on September 1, 2014, 10% on October 1, 2014, 11% on November 1, 2014 and 12% on December 31, 2014.

The Series A Convertible Notes automatically convert all unpaid principal and accrued unpaid interest into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 75% of the lowest cash price per share in the Qualified Financing. The Series A Convertible Notes contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by the Company's intellectual property.

The Series A Convertible Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price of 75% of the lowest cash price per share in the Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Statements of Operations in other expense (income) (Note 7). The carrying value of the Series A Convertible Notes was reduced by the fair value of the derivative warrants of approximately $287,000 and the embedded contingent redemption derivative feature of approximately $174,000. The resulting debt discount of approximately $461,000 is being amortized to interest expense using the effective interest method over the term of the notes.

Series B Convertible Promissory Notes

On November 3, 2014 and March 6, 2015, the Company entered into convertible promissory note agreements with two third party investors in which the Company issued Euro-denominated convertible promissory notes for principal amounts totaling €300,000 (equivalent to $358,909 at issuance). On September 30, 2014 and January 18, 2015, the Company entered into convertible promissory note agreements with a founder of the Company for principal amounts totaling $105,000 (collectively, the "Series B Convertible Notes").

The Series B Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The Series B Convertible Notes accrue an annual interest rate of 8% and is due upon the earlier of: (i) a deemed liquidation event (ii) a Qualified Financing or (iii) 18 months from the first closing. Until a deemed liquidation event or Qualified Financing occurs, the interest rate will increase an additional 1% per month to a maximum of 12% per annum.

The Series B Convertible Notes convert at the option of the note holder all unpaid principal and accrued unpaid interest into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing. The notes also contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by a personal guarantee of a Company founder.

The Series B Convertible Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price of the lower of $2.50 or 120% of the lowest cash price per share in the Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Statements of Operations in other expense (income) (see Note 7). The carrying value of the Series B Convertible Notes was reduced by the fair value of the derivative warrants of approximately $150,000 and the embedded contingent redemption derivative feature of approximately $51,000. The resulting debt discount of approximately $201,000 is being amortized to interest expense using the effective interest method over the term of the notes.

Series C Convertible Notes

On March 4, 2015, the Company entered into an agreement with a placement agent with respect to the sale by the Company of up to 30 Investment Units for aggregate gross proceeds of $1,500,000 at an offering price of $50,000 per Investment Unit to be offered for sale pursuant to a Confidential Private Placement Memorandum (the "Private Placement") to be provided to investors. Each Investment Unit consists of (i) 15,000 shares of the Company's common stock, (ii) seven-year warrants to purchase an additional 10,000 shares of common stock at an exercise price equal to the lower of $1.65 or 80% of the lowest offering price of a Qualified Financing; and (iii) a 9% unsecured convertible promissory note in the principal amount of $50,000 due and payable the earlier of twelve months from the first closing date of the offering (together with interest at the rate of $9% per annum) or upon the completion of a Qualified Financing ("Series C Convertible Notes"). During the year ended May 31, 2015, the Company sold a total of 27.5 Investment Units for gross proceeds of $1,375,000.

F-15

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

The unsecured convertible promissory notes convert at the option of the note holder into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing. The Series C Convertible Notes contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by a personal guarantee of a Company's founder.

In connection with the Private Placement, the Company paid approximately $230,000 in cash offering costs and issued 275,000 shares of the Company's common stock and seven-year warrants to purchase an additional 165,000 shares of the Company's common stock to the placement agent as compensation. The warrants are exercisable at a price equal to the lower of $1.65 per share or 80% of the lowest offering price of a Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Statements of Operations in other expense (income) (Note 7). The carrying value of the Series C Convertible Notes was reduced by the fair value of the derivative warrants of approximately $211,000, the fair value of common stock of approximately $413,000, the embedded contingent redemption derivative feature of approximately $269,000, and the offering costs of approximately $347,000. The resulting debt discount of approximately $1.2 million is being amortized to interest expense using the effective interest method over the term of the notes.

Recognition

Each of the Series A, Series B and Series C Convertible Notes contain one or more embedded derivatives, comprised of a contingent put upon a qualified financing, a change of control put, and/or contingent interest. If more than one of these embedded features individually warranted separate recognition as a derivative instrument, the embedded derivative features within one note were bundled together as a single, compound embedded derivative recognized at fair value and classified with the related note.

In connection with the issuance of the Series A, Series B and Series C Convertible Notes, the Company initially recognized debt discounts of approximately $174,000, $51,000, and $269,000, respectively, representing the initial fair value of the embedded conversion features, which is being separately measured at fair value, with changes in fair value recognized in the Statements of Operations in other expense (income), in accordance with ASC 815-15. The debt discount is amortized to interest expense using the effective interest method over the term of each note.

During the year ended May 31, 2015, the Company recognized interest expense of $260,000 resulting from amortization of the debt discount and accrual of the stated coupon rates of approximately $119,000. As of May 31, 2015, the aggregate fair value of the embedded derivatives is approximately $620,000, which is presented on a combined basis with the loan host in the Company's Balance Sheets.

NOTE 7 – FAIR VALUE MEASUREMENT

In accordance with FASB ASC Topic 820, the following table presents additional information about Level 3 liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for liabilities within the Level 3 category may include changes in fair value that were attributable to both observable inputs (e.g., changes in market interest rates) and unobservable inputs (e.g., value of the Company's common stock and probabilities of the occurrence of a qualified financing or change of control).

Changes in Level 3 liabilities measured at fair value for the year ended May 31, 2015:

Warrant liability at June 1, 2014	$-
Fair value of warrant liability on dates of issuance	779,131
Change in fair value of warrant liability	(21,102)
Fair value of warrant liability at May 31, 2015	$758,029

Embedded derivatives at June 1, 2014	$-
Fair value of embedded derivatives on dates of note issuance	493,435
Change in fair value of embedded derivatives	126,167
Fair value of embedded derivatives at May 31, 2015	$619,602

There were no transfers between Levels 1, 2 or 3 during the year ended May 31, 2015.

F-16

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Management used either a Black-Scholes option pricing model or Monte Carlo Simulation, with one million trials, to estimate the fair value of the warrant liabilities at issuance of the warrants and at May 31, 2015, with the following key inputs:

Year ended May 31, 2015

Expected stock-price volatility	87.68% - 96.35%
Risk-free interest rate	1.31% - 1.89%
Expected life (years)	6 - 7
Expected dividend yield	-

The fair value of the embedded derivatives within the convertible debt is determined by applying probability estimates of a Qualified Financing at various points in time to the projected principal plus accrued interest at those points in time. The resulting probability-weighted value is discounted at the risk-free rate based upon the probability-weighted time to expected conversion.

NOTE 8 – CAPITAL TRANSACTIONS

The Company is authorized to issue 30,000,000 common shares with a par value of $0.001 per share.

During the year ended May 31, 2014, the Company sold an aggregate of 700,000 shares of its common stock to two employees, under the terms of a stock purchase agreement, for $0.001 per share.

In March and April 2015, the Company issued an aggregate of 412,500 shares of its common stock to certain investors through the Private Placement and 275,000 shares of its common stock to the placement agent in connection with the Private Placement for net proceeds of approximately $497,000 as described in Note 6.

NOTE 9 – STOCK-BASED COMPENSATION

On May 1, 2013, the Company's board adopted, and its stockholders approved, the 2013 Stock Plan, or the "Plan", which was amended in March 2014 to increase the number of shares authorized under the Plan. The Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonuses, and stock purchase rights, or collectively, stock rights. An aggregate of 3,000,000 shares are reserved under the Plan.

The Company's board, or a designated committee of the board, determines the exercise price of options granted under the Plan on the date of grant, and in the case of incentive stock options the exercise price must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000.

Options granted to employees, directors, and consultants under the Plan generally become exercisable in increments, based on the option holder's continued employment or service with the Company. The term of an incentive stock option may not exceed 10 years. Options granted under the Plan, whether incentive stock options or non-statutory options, generally expire 10 years from the date of grant, except that incentive stock options granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock are not exercisable for longer than five years after the date of grant.

F-17

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Options Issued to Nonemployees for Services Received

During the fiscal year ended May 31, 2014, the Company issued ten-year options to purchase 720,000 shares of the Company's common stock to consultants, advisors and directors of the Company for services performed by the directors that are outside the scope of their service as director. During the fiscal year ended May 31, 2015, the Company issued to a consultant a ten-year option to purchase an aggregate of 20,000 shares of the Company's common stock. The options have an exercise price of $0.001 per share and vest ratably over three years.

The Company recognized an expense for these services, based on the fair value of the options, of approximately $249,000 and $3,000 for the period ended May 31, 2015 and 2014, respectively, within general and administrative expenses in the accompanying Statement of Operations.

Options Valuation

The Company calculates the fair value of stock-based compensation awards granted to employees and nonemployees using the Black-Scholes option-pricing method. If the Company determines that other methods are more reasonable, or other methods for calculating these assumptions are prescribed by regulators, the fair value calculated for our stock options could change significantly. Higher volatility and longer expected lives would result in an increase to stock-based compensation expense to non-employees determined at the date of grant. Stock-based compensation expense to non-employees affects the Company's general and administrative expenses.

The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based awards. The assumptions used in the Black-Scholes option-pricing method for the year ended May 31, 2015 and May 31, 2014 is set forth below:

	Years ended May 31,
	2015	2014

Expected stock-price volatility	107.24% - 112.12%	110.62% - 115.04%
Risk-free interest rate	2.00% - 2.6%	2.48% - 2.73%
Stock price	$0.035 - $1.00	$0.035
Expected term (years)	10.00	10.00
Expected dividend yield	-	-

•

Expected volatility. As our common stock has never been publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that management consider to be comparable to the Company's business over a period approximately equal to the expected term.

•

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•

Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data.

•	Expected dividend. The expected dividend is assumed to be zero as the Company has never paid dividends and have no current plans to pay any dividends on the Company's common stock.

In addition to the assumptions used in the Black-Scholes option-pricing model, the Company also estimates a forfeiture rate to calculate the stock-based compensation for our equity awards. The Company will continue to use judgment in evaluating the expected volatility, expected terms and forfeiture rates utilized for our stock-based compensation calculations on a prospective basis.

F-18

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Stock-Based Compensation Summary Table

The following represents a summary of the options outstanding at May 31, 2015 and 2014 and changes during the years then ended:

		Weighted Average
	Options	Exercise Price

Outstanding at May 31, 2013	-	$-
Granted	720,000	0.001
Exercised/ Expired/ Forfeited	-	-
Outstanding at May 31, 2014	720,000	0.001
Granted	20,000	0.001
Exercised/ Expired/ Forfeited	(150,000)	0.001
Outstanding at May 31, 2015	590,000	$0.001
Exercisable at May 31, 2015	199,996	$0.001
Expected to be vested	390,004	$0.001

All option grants reflected in the above table are recognized as being issued to non-employees, even when issued to directors of the Company, based on the nature of the services received by the Company. Approximately $171,000 in compensation costs may be recognized over the next 8.8 years as of May 31, 2015.

NOTE 10 – RELATED PARTY TRANSACTIONS

Other than as disclosed in Notes 5, 6 and 8, the Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

NOTE 11 – INCOME TAXES

At May 31, 2015, the Company has a net operating loss carry forward for Federal and state income tax purposes totaling approximately $2.6 million available to reduce future income which, if not utilized, will begin to expire in the year 2033. Under the Internal Revenue Code ("IRC") Sections 382 and 383, annual use of the Company's net operating loss carryforwards to offset taxable income may be limited based on cumulative changes in ownership. The Company has not completed an analysis to determine whether any such limitations have been triggered as of May 31, 2015. The Company has no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

F-19

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:

	For the Years Ended
	May 31, 2015	May 31, 2014

Statutory U.S. federal rate	34.0%	34.0%
State income tax, net of federal benefit	4.3%	4.3%
Meals & entertainment	(0.1)%	(0.2)%
Accretion of debt discount	(3.5)%	-
Change in fair value of warrant liabilities and embedded derivatives	(1.4)%	-
Valuation allowance	(33.3)%	(38.1)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	May 31,
	2015	2014
Deferred tax assets:
Net operating loss carry forwards	$1,002,390	$342,003
Accrued interest	49,593	1,100
Accrued compensation	143,588	-
Stock based compensation	96,240	1,178
Gross deferred tax assets	1,291,810	344,281
Valuation allowance	(1,291,810)	(344,281)
Net deferred tax assets	-	-

The Company applies the accounting guidance for uncertainty in income taxes pursuant to ASC 740-10. The Company did not record any accruals for income tax accounting uncertainties for the years ended May 31, 2015 and 2014, respectively. The Company's policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense. The Company did not accrue either interest or penalties from inception through May 31, 2015. The Company does not have any unrecognized tax benefits that will significantly decrease or increase within 12 months of May 31, 2015.

The Company's major tax jurisdictions are the United States and New Jersey. All of the Company's tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

F-20

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 10, 2016, which is the date the financial statements were available to be issued. Other than as discussed below, there were no subsequent events that require adjustments to or disclosure in the financial statements.

Series D Convertible Notes

From August 2015 to January 2016, the Company has raised an additional of $1 million in Series D convertible notes to one of its founder. In addition, in November 2015, the founder has paid the Euro-denominated Series B convertible note for principal amount of €250,000 plus accrued interest, totaling to $299,471, on the Company's behalf. As a result, the Company retired the Series B convertible note and issued a new Series D convertible note to the founder for the principal amount of $299,471.

The Series D Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The note accrues an annual interest rate of 8% and is due upon the earlier of: (i) a deemed liquidation event (ii) a Qualified Financing or (iii) 12 months from the first closing. If the notes are in default, the interest rate will increase an additional 1% per month to a maximum of 12% per annum.

All unpaid principal and accrued unpaid interest of Series D Convertible Notes will be mandatorily converted upon the consummation of a Qualified Financing into shares of the Company's common stock, determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing.

The Series D Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price equal to 90% of the lowest cash price per share in the Qualified Financing.

Demand Notes

In March 2016, the Company issues demand notes in an aggregate amount of $600,000 to one of the principal founders. These notes accrue at the annual rate of prime rate (as published in the Wall Street Journal on the last day of each month) plus 1%, and have a maturity date the earlier of June 30, 2016 or as demand by the Lender.

Merger with Citius Pharmaceuticals

On February 3, 2016 the Company signed a fully executed term sheet ("Term Sheet") with Citius Pharmaceuticals ("Citius"), in which Citius agreed to acquire all the equity interests of the Company in exchange for 49% of Citius' outstanding capitalization. Conditions of the Term Sheet were such that all of the Company's outstanding convertible notes were to be converted to equity without any conversion features and that Citius was to have obtained capitalization of $1.8 million of external capital as well as $3 million of other financing by their CEO and Chairman. Subsequent to the signing of the Term Sheet, the merger between the Company and Citius closed on March 30, 2016.

Employment Agreement with Jaime Bartushak

On March 1, 2016, the Company entered into an employment agreement with its Chief Financial Officer ("CFO"), Mr. Bartushak. The agreement provides for a base salary of $250,000 per year beginning on that same date. Additionally, at the discretion of both the board and CEO, Mr. Bartushak is eligible to receive an annual bonus in an amount up to 40% of his then-current base salary at the discretion of the CEO and board. The employment agreement requires the payment of termination benefits in amounts and under circumstances described therein.

Employment Agreement with Gary Talarico

On March 1, 2016, the Company entered into an employment agreement with its Executive Vice President of Operations, Mr. Talarico. The agreement provides for a base salary of $260,000 per year beginning on that same date. The CEO and board will review his base salary no less frequently than annually. Additionally, at the discretion of both the board and CEO, Mr. Talarico is eligible to receive an annual bonus in an amount up to 40% of his then-current base salary at the discretion of the CEO and board. The employment agreement requires the payment of termination benefits in amounts and under circumstances described therein.

F-21

LEONARD-MERON BIOSCIENCES, INC.

Index to Unaudited Interim Condensed Financial Statements

F-22

LEONARD-MERON BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS

	February 29, 2016	May 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$20,516	$215,227
Prepaid expenses	544	30,362
Total current assets	21,060	245,589
Security deposit	2,167	2,167
Property and equipment, net	5,310	7,322
Total assets	$28,537	$255,078

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$494,522	$379,070
Accrued expenses	1,264,421	476,974
Accrued interest	304,593	129,519
Due to related parties	172,970	172,970
Convertible notes, net of discounts	1,898,799	980,012
Convertible notes - related parties, net of discounts	1,884,234	356,894
Warrant liability	939,325	758,029
Total current liabilities	6,958,864	3,253,468

Commitments and contingencies

Stockholders' deficit
Common stock, $0.001 par value; 30,000,000 shares authorized; 11,607,500 shares issued and outstanding at February 29, 2016 and May 31, 2015.	11,608	11,608
Additional paid-in capital	870,029	747,634
Stock subscription receivable	(10,700)	(10,721)
Accumulated deficit	(7,801,264)	(3,746,911)
Total stockholders' deficit	(6,930,327)	(2,998,390)
Total liabilities and stockholders' deficit	$28,537	$255,078

See accompanying notes to condensed financial statements

F-23

LEONARD-MERON BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Nine Months Ended
	February 29, 2016	February 28, 2015
Operating costs and expenses
Research and development	$975,117	$212,761
General and administrative	1,276,739	977,824
Total operating expense	2,251,856	1,190,585
Loss from operations	(2,251,856)	(1,190,585)

Other expense (income):
Interest expense	1,660,099	168,723
Change in fair value of warrant liability	50,856	(149,686)
Change in fair value of embedded derivatives	102,238	(4,385)
Gain on debt extinguishment	(2,721)	-
Gain on foreign exchange	(7,975)	(27,949)
Total other expense (income)	1,802,497	(13,297)

Net loss	$(4,054,353)	$(1,177,288)

Net loss per common share – basic and diluted	$(0.35)	$(0.11)

Weighted average common shares outstanding – basic and diluted	11,607,500	10,916,850

See accompanying notes to condensed financial statements

F-24

LEONARD-MERON BIOSCIENCES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	February 29, 2016	February 28, 2015
Cash flows from operating activities:
Net loss	$(4,054,353)	$(1,177,288)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	2,012	663
Issuance of common stock for services	-	350
Stock-based compensation	122,395	7,908
Change in fair value of warrant liability	50,856	(149,686)
Change in fair value of embedded derivatives	102,238	(4,385)
Gain on foreign exchange	(7,975)	(27,949)
Gain on debt extinguishment	(2,721)	-
Accretion of debt discount	1,452,684	102,670
Increase (decrease) in cash resulting from changes in assets and liabilities:
Prepaid expenses	29,818	(19,516)
Accounts payable	115,452	(296,678)
Accrued expenses	787,447	455,853
Accrued interest	207,415	66,053
Net cash used in operating activities	(1,194,732)	(1,042,005)

Cash flows from investing activities:
Purchase of property and equipment	-	(3,645)
Net cash used in investing activities	-	(3,645)

Cash flows from financing activities:
Proceeds received from issuance of convertible notes payable	-	532,044
Proceeds received from issuance of convertible notes payable to related parties	1,000,000	430,000
Proceeds received from advance from related parties	-	106,000
Payment for deferred debt costs	-	(15,000)
Proceeds received from payment of stock subscription receivable	21	-
Net cash provided by financing activities	1,000,021	1,053,044

Net increase (decrease) in cash	(194,711)	7,394

Cash at beginning of the period	215,227	2,250
Cash at end of the period	$20,516	$9,644

See accompanying notes to condensed financial statements

F-25

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Leonard-Meron Biosciences, Inc. (the "Company") is a late-stage development specialty pharmaceutical company focused on the development and commercialization of critical care products that address medical needs in the hospital, ambulatory care, or homecare setting. The Company owns the exclusive developmental and commercialization rights to Mino-Lok, a lock solution used to salvage infected central venous catheters, or CVCs. The Company is currently finalizing the Phase IIb clinical trial and is planning a Phase III pivotal trial for Mino-Lok.

The Company incorporated in Delaware on March 21, 2013 and maintains its principal executive offices in Cranford, New Jersey.

On September 19, 2013, the Company declared 9-for-1 common stock split effected in the form of a dividend on each share of outstanding common stock. This change in the Company's capital structure has been given retrospective effect in the accompanying condensed financial statements.

On February 3, 2016 the Company executed a term sheet ("Term Sheet") with Citius Pharmaceuticals ("Citius"), in which Citius agreed to acquire all the equity interests of the Company in exchange for 49% of Citius' outstanding capitalization as of February 1, 2016. Conditions of the Term Sheet were such that all of the Company's outstanding convertible notes were to be converted to equity or straight debt, without any conversion features, and that Citius was to have obtained capitalization of $1.8 million of external financing as well as $3 million of other financing by their CEO and Chairman. The merger between the Company and Citius closed on March 30, 2016.

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim period unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial reporting. The condensed balance sheet as of February 29, 2016, the condensed statements of operations for the nine months ended February 29, 2016 and February 28, 2015, and the condensed statements of cash flows for the nine months ended February 29, 2016 and February 28, 2015, are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position, operating results and cash flows for the periods presented. The condensed balance sheet at May 31, 2015 has been derived from audited financial statements. The results for the nine months ended February 29, 2016 are not necessarily indicative of the results expected for the full fiscal year or any other period.

The accompanying unaudited interim condensed financial statements and related financial information should be read in conjunction with the audited financial statements and notes thereto.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are disclosed in the notes to the audited financial statements included elsewhere in this filing. Since the date of such financial statements, there have been no changes to the Company¹s significant accounting policies.

Use of Estimates

The preparation of the accompanying condensed financial statements in conformity with GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of expenses. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

F-26

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash. The Company's cash consists of demand deposits and interest bearing accounts of deposits with financial institutions and, in certain cases, exceed Federal Deposit Insurance Corporation insurance limits. However, management believes that no material credit or market risk exposure exists due to the high quality of the institutions. The Company has not experienced any such losses on such accounts.

Fair Value of Financial Instruments

As of February 29, 2016 and May 31, 2015, the recorded values of cash, stock subscription receivable, accounts payable, accrued expenses, convertible notes and due to related parties, approximate the fair values due to the short-term nature of the instruments.

Net Loss per Share

Net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock or common stock equivalents outstanding. Outstanding stock options, warrants and convertible debt have not been included in the calculation of diluted net loss per share because to do so would be anti-dilutive. Accordingly, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Research and Development Agreements

NAT

On October 16, 2013 and May 14, 2014, the Company entered into various agreements with Novel Anti-Infective Therapeutics, Inc., ("NAT") to develop and commercialize Mino-Lok on an exclusive, worldwide (except for South America), sublicensable basis. The Company recorded a one-time license fee totaling $350,000, which were expensed and included in research and development expenses in the Statement of Operations during the year ended May 31, 2014. Additionally, the Company will pay an annual maintenance fee of $30,000 that increases over five years to $90,000, until commercial sales of a product subject to the license. The Company will also pay annual royalties on net sales of licensed products, with royalties ranging from the mid-single digits to the low double digits. In limited circumstances in which the licensed product is not subject to a valid patent claim and a competitor is selling a competing product, the royalty rate is in the low-single digits. After a commercial sale is obtained, the Company must pay minimum aggregate annual royalties that increase in subsequent years. The Company must also pay NAT up to $1,050,000 upon achieving specified regulatory and sales milestones. Finally, the Company must pay NAT a specified percentage of payments received from the Company's sublicensees, if any.

Unless earlier terminated, the license agreement remains in effect until the date that all patents licensed under the agreement have expired and all patent applications within the licensed patent rights have been cancelled, withdrawn or expressly abandoned. NAT may terminate the license agreement on 30 days' notice if the Company fails to achieve specified diligence milestones related to the first sale of a licensed product, the initiation of pivotal trials, raising specified amount of funding for use in developing the licensed product, or spending specified amounts on research, development, manufacturing and commercialization of licensed products each year. Additionally, the license agreement will terminate automatically upon events related to the Company's bankruptcy or insolvency, upon advance notice of the Company's uncured breach or default on payments or reporting obligations, at any time upon mutual written agreement, immediately upon written notice from NAT if the Company fails to pay the initial license fee or default or are late on its payment obligations on any three occasions in a specified period, or upon the Company's advance notice to NAT.

F-27

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

TMC

On June 10, 2015, the Company completed a services agreement with The Medicines Company, "TMC", for access to their proprietary parenteral grade formulation of Lyophilized Minocycline. The Agreement entitled the Company to access this proprietary formulation for any and all related production of Mino-Lok both clinical and commercial in nature. For this access, the Company agreed to pay TMC $200,000 in September 2015, and additional annual payments in the following years of:

2016	$250,000
2017	$275,000
2018	$275,000
2019 - 2024	$200,000 per year

On September 2015 the agreement was amended to the following financial terms:

2019 - 2020	$200,000 per year

To date, the Company has not drawn on any of this supply for development of clinical or commercial supply and is in the process of terminating this agreement.

Medpace

On March 10, 2015, the Company entered into a Master Services Agreement ("Services Agreement") with Medpace, Inc. ("Medpace") to provide services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices. Pursuant to the Services Agreement, the Company executed task order number 1 ("Order 1"), which was later amended in April 2015 to increase the potential population, for a study of the product antimicrobial catheter lock solution for an agreed price of approximately $585,000. The Company recorded approximately $371,000 and $6,000 in research and development expenses in the accompanying Unaudited Condensed Statements of Operations for expenses related to the Services Agreement during the nine months ended February 29, 2016 and February 28, 2015, respectively.

Operating Lease

The Company leases office space for its headquarters in Cranford, New Jersey at a monthly rental rate of $2,167 pursuant to a one-year agreement ending March 30, 2015. In September 2014, the Company extended the lease agreement to July 31, 2015. Rent expense was approximately $19,500 and $15,200 for the nine months ended February 29, 2016 and February 28, 2015, respectively, and was classified in general and administrative expense in the accompanying Unaudited Condensed Statements of Operations.

Employment Agreements

Employment Agreement with Myron Holubiak

In April 2013, the Company entered into a three-year employment agreement, which was later amended effective July 1, 2014, with its Chief Executive Officer ("CEO"), Mr. Holubiak. The amended agreement provided for a base salary of $450,000 per year on an annualized basis, in which $250,000 of the base salary was accrued ("Base Salary Accrual") and not paid until the earlier of March 15 of the year following the calendar year in which the Base Salary Accrual is earned or a payment condition (either the Company raises at least $5,000,000 from any equity financing or an initial public offering of the Company's securities) was satisfied.

Additionally, at the Board's discretion, Mr. Holubiak is eligible to receive an annual bonus in an amount up to 50% of his then-current base salary based on the attainment by Mr. Holubiak of financial, clinical development and business milestones established by our board. The Company must pay Mr. Holubiak one-time incentive bonuses of $250,000 and $500,000 if the Company achieves specified market capitalizations and trading volumes.

F-28

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

If the Company terminates Mr. Holubiak's employment during the term in connection with or within six months of the occurrence of a change of control (as defined in the employment agreement), the Company must provide a lump-sum payment equal to 18 months of his then-current base salary, the full annual milestone bonus, and reimbursement for his applicable health continuation coverage premiums for 18 months or until Mr. Holubiak becomes eligible for insurance benefits from another employer, whichever is earlier. If Mr. Holubiak's employment is terminated during the term as a result of his Disability, by the Company without cause, or by Mr. Holubiak for good reason, the Company must provide Mr. Holubiak continued payment in installments of his then-current based salary for 12 months, provide him reimbursement for his applicable health continuation coverage premiums for 12 months or until he becomes eligible for insurance benefits from another employer.

Agreement with Jaime Bartushak

In March 2014 the Company entered into an agreement with Jaime Bartushak, to be the Company's Vice President of Finance ("VP Finance"), with a salary of $200,000, which is subject to periodic review and adjustment at the Company's discretion, but which may not be decreased without Mr. Bartushak's consent. Mr. Bartushak's employment agreement was amended on July 18, 2014 to specify an effective date of July 1, 2014. Mr. Bartushak's employment is at will and does not provide any specific term. Additionally, Mr. Bartushak purchased 500,000 shares of the Company's common stock, pursuant to the terms of a restricted stock purchase agreement, for $0.001 per share (See Note 11).

Agreement with Gary Talarico

In March 2014, the Company entered into an agreement with its Executive Vice President of Operations, Gary Talarico, effective in June 2014. The agreement provided for a base salary of $250,000, which is subject to periodic review and adjustment, at the Company's discretion, but may not be decreased without Mr. Talarico's consent.

In June and July 2014, the Company amended the employment agreement with Mr. Talarico, effective July 1, 2014, to pay $200,000 of the base salary on an annualized basis with the remainder of the base salary accrued ("Accrued Base Salary") and not paid until the earlier of March 15 of the year following the calendar year in which the Accrued Base Salary is earned or a payment condition (either the Company raises at least $5,000,000 from any equity financing or an initial public offering of the Company's securities) is satisfied.

Mr. Talarico's employment is at will and the agreement does not provide any specific term. Additionally, at each year end, Mr. Talarico will be eligible for a discretionary bonus of up to 40% of his base salary. If the Company terminates his employment without cause or Mr. Talarico terminates his employment for good reason, the Company will provide Mr. Talarico the continued payment in installments of his then-current base salary for a period of 12 months, together with reimbursement for applicable health continuation coverage premiums for 12 months or until he becomes eligible for insurance benefits from another employer (See Note 11).

Consulting Agreements

On March 4, 2014, the Company entered into an agreement with an outside consultant pursuant to which the Company will be provided financial and strategic consulting services. Upon successfully raising at least $500,000 of operating capital from investors, the Company will pay the consultant a one-time fee of $25,000 plus a monthly fee of $7,500. If the Company raises $2,500,000 of operating capital from investors (a "Funding Event"), the monthly fee increases to $38,750 per month for six months then reverts to $7,500 per month. In addition to the cash consideration, upon the occurrence of a Funding Event, the consultant could vest in a total of 717,638 shares of the Company's common stock, pursuant to the terms of a restricted stock purchase agreement. The agreement may be terminated by either party prior to the occurrence of a Funding Event. Prior to the occurrence of Funding Event, the Company may repurchase the shares under the agreement for $0.001 per share. The agreement was subsequently amended such that shares would vest based on the achievement of bridge raise thresholds. To date, the first threshold of $500,000 has not yet been achieved. Therefore, no shares have vested and no shares have been issued.

On September 8, 2014, the Company entered into an agreement with a placement agent pursuant to which the placement agent will assist the Company to obtain financing. The Company will pay the placement agent a monthly fee of $15,000. If the Company raises $1,000,000, the first four payments will be reduced by $5,000. The agreement is for twelve (12) months and extends for additional one-month periods until either party terminates the agreement given 10-day notice prior to an extension period. The agreement was later terminated effective January 1, 2016 and the Company delivered a final payment of $60,000 to the placement agent on March 23, 2016 to fully satisfy all obligations.

F-29

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

On September 2, 2014, the Company entered into an agreement with an outside consultant, which was later amended in January 2015, pursuant to which the Company will be provided financial and strategic consulting services for an initial fee of $10,000. Upon successfully raising at least $350,000 of capital from investors, the Company paid the consultant a fee of $20,000 in March 2015. For each incremental $100,000 of capital raised above the Initial Investment, the Company would pay the consultant a fee of $9,000 until the Company has raised $3,500,000 in cumulative capital from investors. The agreement continued through the earlier of a funding event of at least $3.5 million in cumulative capital from investors or on June 30, 2015. The event was not met and the agreement was terminated on June 30, 2015.

On August 26, 2014, the Company entered into an agreement with an outside consultant pursuant to which the Company will be provided advisory services to assist the Company in a partnership, licensing agreement, joint venture, merger, consolidation, reorganization, or other business combination ("Transaction"). The agreement is for one year and may be earlier terminated in writing by either party. The Company will pay the advisor a monthly fee of $5,000 for six months, 10,000 shares of the Company's common stock, 20,000 shares of the Company's common stock upon the receipt of a term sheet or letter of intent of a potential Transaction, and 20,000 shares of the Company's common stock upon the execution of a term sheet or letter of intent of a potential Transaction. The common stock will have piggyback registration rights. In addition, the agreement provides for a success fee should the Company enter into a Transaction agreement. The success fee is equal to the greater of $850,000 or 1.5% of the total consideration unless the Transaction involves a listed party, in which case the success fee is equal to the greater of $500,000 or 1.0% of the total consideration. The Company issued 10,000 shares of its common stock, valued at $350 at issuance, pursuant to this agreement in August 2014. Subsequently, this agreement was terminated on July 1, 2015.

Legal

The Company is not currently involved in any legal matters arising in the normal course of business. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

NOTE 5 – DEMAND NOTES AND DUE TO RELATED PARTIES

From October 2013 through June 2014, the Company's founders advanced cash aggregating approximately $69,000 to the Company for working capital purposes. The advances accrue no interest and are due upon demand at the option of the holder. The Company has imputed interest on the advances at 12% per annum.

In February 2015, the Company issued demand notes in an aggregate amount of $104,000 to one of the principal founders. These notes accrue interest at the annual prime rate (as published in the Wall Street Journal on the last day of each month) plus 1%, and have a maturity date the earlier of December 31, 2015 or as demanded by the lenders. As of February 29, 2016, these notes are still outstanding.

The Company recognized interest expense on these related party advances and notes of approximately $9,500 and $9,400 in the nine months ended February 29, 2016 and February 28, 2015, respectively.

F-30

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6 – CONVERTIBLE NOTES

A summary of all convertible notes, including amounts due to related parties at February 29, 2016 and May 31, 2015 is as follows:

	February 29, 2016	May 31, 2015
Series A Convertible Notes:
Principal value, 12%	$550,000	$550,000
Fair value of bifurcated embedded derivative of Series A convertible notes	273,869	225,568
Debt discount, net	98,362	(319,030)
Carrying value of Series A Convertible Notes	$922,231	$456,538
Series B Convertible Notes:
Principal value, 12%	$159,535	$434,640
Fair value of bifurcated embedded derivative of Series B convertible notes	27,323	62,556
Debt discount, net	(7,260)	(143,819)
Carrying value of Series B Convertible Notes	$179,598	$353,377
Series C Convertible Notes:
Principal value, 9%	$1,375,000	$1,375,000
Fair value of bifurcated embedded derivative of Series C convertible notes	374,811	331,478
Debt discount, net	(248,496)	(1,179,487)
Carrying value of Series C Convertible Notes	$1,501,315	$526,991
Series D Convertible Notes:
Principal value, 8%	$1,299,471	$-
Fair value of bifurcated embedded derivative of Series D convertible notes	149,542	-
Debt discount, net	(170,762)	-
Carrying value of Series D Convertible Notes	$1,278,251	$-
Total carrying value of convertible notes	$1,898,799	$980,012
Total carrying value of convertible notes - related parties	$1,884,234	$356,894

Series A Convertible Promissory Notes

On June 12, 2014, the Company issued notes of an aggregate amount of $325,000 to two founders, subject to secured convertible promissory note agreements. On June 26, 2014, the Company entered into a secured convertible promissory note agreement for $225,000 with a third party investor (collectively "Series A Convertible Notes").

The Series A Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The Series A Convertible Notes call for interest at an annual interest rate of 8%. The principal and accrued interest are due upon the earlier of: (i) a deemed liquidation event which mean any sale of all or substantially all of the assets of the Company, any consolidation or merger of the Company with or into any other corporation or other entity, any transaction or series of related transactions to which the Company is a party in which excess of 50% of the Company's equity securities are transferred, (ii) the closing of a Qualified Financing or (iii) January 1, 2016. In the event that no deemed liquidation event or Qualified Financing occurs before the following dates, the interest rate will increase, retroactively, to 9% on September 1, 2014, 10% on October 1, 2014, 11% on November 1, 2014 and 12% on December 31, 2014. Management continues to accrue interest and the notes converted on the merger (see Note 1).

The Series A Convertible Notes automatically convert all unpaid principal and accrued unpaid interest into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 75% of the lowest cash price per share in the Qualified Financing. The Series A Convertible Notes contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by the Company's intellectual property.

F-31

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

The Series A Convertible Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price of 75% of the lowest cash price per share in the Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Condensed Statements of Operations in other expense (income) (Note 7). At issuance, the carrying value of the Series A Convertible Notes was reduced by the fair value of the derivative warrants of approximately $287,000 and the embedded contingent redemption derivative feature of approximately $174,000. The resulting debt discount of approximately $461,000 is being is amortized to interest expense using the effective interest method over the term of the notes.

Series B Convertible Promissory Notes

On November 3, 2014 and March 6, 2015, the Company entered into convertible promissory note agreements with two third party investors in which the Company issued Euro-denominated convertible promissory notes for principal amounts totaling €300,000. On September 30, 2014 and January 18, 2015, the Company entered into convertible promissory note agreements with a founder of the Company for principal amounts totaling $105,000 (collectively, the "Series B Convertible Notes").

The Series B Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The note accrues an annual interest rate of 8% and is due upon the earlier of: (i) a deemed liquidation event (ii) a Qualified Financing or (iii) 18 months from the first closing. Until a deemed liquidation event or Qualified Financing occurs, the interest rate will increase an additional 1% per month to a maximum of 12% per annum.

The Series B Convertible Notes convert at the option of the note holder all unpaid principal and accrued unpaid interest into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing. The Series B Convertible Notes also contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by a personal guarantee of a Company founder.

The Series B Convertible Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price of the lower of $2.50 or 120% of the lowest cash price per share in the Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Condensed Statements of Operations in other expense (income) (Note 7). At issuance, the carrying value of the Series B Convertible Notes was reduced by the fair value of the derivative warrants of approximately $150,000 and the embedded contingent redemption derivative feature of approximately $51,000. The resulting debt discount of $200,949 is being amortized to interest expense using the effective interest method over the term of the notes.

Series C Convertible Notes

On March 4, 2015, the Company entered into an agreement with a placement agent with respect to the sale by the Company of up to 30 Investment Units for aggregate gross proceeds of $1,500,000 at an offering price of $50,000 per Investment Unit to be offered for sale pursuant to a Confidential Private Placement Memorandum (the "Private Placement") to be provided to investors. Each investment unit consists of (i) 15,000 shares of the Company's common stock, (ii) seven-year warrants to purchase an additional 10,000 shares of common stock at an exercise price equal to the lower of $1.65 or 80% of the lowest offering price of a Qualified Financing; and (iii) a 9% unsecured convertible promissory note in the principal amount of $50,000 due and payable the earlier of twelve months from the first closing date of the offering (together with interest at the rate of $9% per annum) or upon the completion of a Qualified Financing ("Series C Convertible Notes"). In March and April 2015, the Company sold a total of 27.5 Investment Units for gross proceeds of $1,375,000.

The unsecured convertible promissory notes convert at the option of the note holder into shares of the Company's common stock upon a Qualified Financing determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing. The Series C Convertible Notes contain piggyback registration rights (excluding the initial public offering of the securities of the Company), and are secured by a personal guarantee of a Company's founder.

F-32

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

In connection with the Private Placement, the Company paid approximately $230,000 in cash offering costs and issued 275,000 shares of the Company's common stock and seven-year warrants to purchase an additional 165,000 shares of the Company's common stock to the placement agent as compensation. The warrants are exercisable at a price equal to the lower of $1.65 per share or 80% of the lowest offering price of a Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Condensed Statements of Operations in other expense (income) (Note 7). At issuance, the carrying value of the Series C Convertible Notes was reduced by the fair value of the derivative warrants of approximately $211,000, the fair value of the common stock of approximately $413,000, the embedded contingent redemption derivative feature of approximately $269,000, and the offering costs of approximately $347,000, including approximately $130,000 assigned to warrants. The resulting debt discount of approximately $1.2 million is being amortized to interest expense using the effective interest method over the term of the notes.

Series D Convertible Notes

From August 2015 to January 2016, the Company raised an additional of $1 million in notes (the "Series D Convertible Notes") to one of its founder. In addition, in November 2015, the founder has paid the Euro-denominated Series B convertible note for principal amount of €250,000 plus accrued interest, totaling to $299,471, on the Company's behalf. As a result, the Company retired the Series B convertible note and issued a new Series D convertible note to the founder for the same principal amount of $299,471. The exchange was recognized as an extinguishment, resulting in a gain of approximately $2,700 during the nine months ended February 29, 2016.

The Series D Convertible Notes were issued by the Company in connection with a private offering of substantially identical convertible promissory notes and related common stock warrants. The Series D Convertible Notes accrue an annual interest rate of 8% and is due upon the earlier of: (i) a deemed liquidation event (ii) a Qualified Financing or (iii) 12 months from the first closing. If the notes are in default, the interest rate will increase an additional 1% per month to a maximum of 12% per annum.

All unpaid principal and accrued unpaid interest of Series D Convertible Notes will be mandatorily converted upon the consummation of a Qualified Financing into shares of the Company's common stock, determined by dividing the unpaid principal and accrued unpaid interest by 90% of the lowest cash price per share in the Qualified Financing.

The Series D Convertible Notes were issued with detachable 5-year warrants to purchase a number of shares of the Company's common stock equal to the initial loan amount divided by the lowest cash price per share in the Qualified Financing at an exercise price equal to 90% of the lowest cash price per share in the Qualified Financing. The warrants are classified as liabilities and measured at fair value, with changes in fair value recognized in the Unaudited Condensed Statements of Operations in other expense (income) (Note 7). At issuance, the carrying value of the Series D Convertible Notes was reduced by the fair value of the derivative warrants of approximately $131,000, and the embedded contingent redemption derivative feature of approximately $149,000. The resulting debt discount of approximately $280,000 is being amortized to interest expense using the effective interest method over the term of the notes.

Recognition

Each of the Series A, Series B, Series C, and Series D Convertible Notes contain one or more embedded derivatives, comprised of a contingent put upon a qualified financing, a change of control put, and/or contingent interest. If more than one of these embedded features individually warranted separate recognition as a derivative instrument, the embedded derivative features within one note were bundled together as a single, compound embedded derivative recognized at fair value and classified with the related note.

In connection with the issuance of the Series A, Series B, Series C and Series D Convertible Notes, the Company initially recognized debt discounts of approximately $174,000, $51,000, $269,000, and $149,000 respectively, representing the initial fair value of the embedded conversion features, which is being separately measured at fair value, with changes in fair value recognized in the Unaudited Condensed Statements of Operations in other expense (income), in accordance with ASC 815-15. The debt discount is amortized to interest expense using the effective interest method over the term of each note.

During the nine months ended February 29, 2016 and February 28, 2015, the Company recognized interest expense of approximately $1.41 million and $103,000, respectively, resulting from amortization of the debt discount, and $198,000 and $60,000, respectively, resulting from accrual of the stated coupon rates. As of February 29, 2016 and May 31, 2015, the aggregate fair value of the embedded derivatives is approximately $826,000 and $620,000, respectively, which is presented on a combined basis with the loan host in the Company's Condensed Balance Sheets.

F-33

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – FAIR VALUE MEASUREMENT

In accordance with FASB ASC Topic 820, the following table presents additional information about Level 3 liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for liabilities within the Level 3 category may include changes in fair value that were attributable to both observable inputs (e.g., changes in market interest rates) and unobservable inputs (e.g., value of the Company's common stock and probabilities of the occurrence of a qualified financing or change of control).

Changes in Level 3 liabilities measured at fair value for nine months ended February 29, 2016:

Warrant liability at June 1, 2015	$758,029
Fair value of warrant liability on dates of issuance	130,440
Change in fair value of warrant liability	50,856
Fair value of warrant liability at February 29, 2016	$939,325

Embedded derivatives at June 1, 2015	$619,602
Fair value of embedded derivatives on dates of note issuance	149,229
Change in fair value of embedded derivatives	102,238
Extinguishment	(45,524)
Fair value of embedded derivatives at February 29, 2016	$825,545

There were no transfers between Levels 1, 2 or 3 during the nine months ended February 29, 2016 and February 28, 2015.

Management used either a Black-Scholes option pricing model or Monte Carlo Simulation, with one million trials, to estimate the fair value of the warrant liabilities at issuance of the warrants and during the nine months ended February 29, 2016 and February 28, 2015, with the following key inputs:

Nine months ended
	February 29, 2016	February 28, 2015

Expected stock-price volatility	87.68% - 96.05%	87.68% - 92.43%
Risk-free interest rate	1.00% - 1.89%	1.43% - 1.78%
Expected life (years)	5 - 7	5 - 7
Expected dividend yield	-	-

The fair value of the embedded derivatives within the convertible debt is determined by applying probability estimates of a Qualified Financing at various points in time to the projected principal plus accrued interest at those points in time. The resulting probability-weighted value is discounted at the risk-free rate based upon the probability-weighted time to expected conversion.

NOTE 8 – CAPITAL TRANSACTIONS

The Company is authorized to issue 30,000,000 common shares with a par value of $0.001 per share.

In March and April 2015, the Company issued an aggregate of 412,500 shares of its common stock to certain investors through the Private Placement and 275,000 shares of its common stock to the placement agent in connection with the Private Placement for net proceeds of approximately $497,000 as described in Note 6.

F-34

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 – STOCK-BASED COMPENSATION

Options Issued to Nonemployees for Services Received

During the year ended May 31, 2014, the Company issued ten-year options to purchase 720,000 shares of the Company's common stock to consultants, advisors and directors of the Company for services performed by the directors that are outside the scope of their service as director.

During the nine months ended February 28, 2015, the Company issued to a director a ten-year option to purchase an aggregate of 20,000 shares of the Company's common stocks. The options have an exercise price of $0.001 per share and vest ratably over three years. During the nine months ended February 29, 2016, the Company issued to a consultant a ten-year option to purchase an aggregate of 50,000 shares of the Company's common stocks. The options have an exercise price of $1.65 per share and also vest ratably over three years.

The Company recognized an expense for these services, based on the fair value of the options, of approximately $122,400 and $8,300 for the nine months ended February 29, 2016 and February 28, 2015, respectively, within general and administrative expenses in the accompanying Unaudited Condensed Statement of Operations.

Options Valuation

The Company calculates the fair value of stock-based compensation awards granted to employees and nonemployees using the Black-Scholes option-pricing method. If the Company determines that other methods are more reasonable, or other methods for calculating these assumptions are prescribed by regulators, the fair value calculated for our stock options could change significantly. Higher volatility and longer expected lives would result in an increase to stock-based compensation expense to non-employees determined at the date of grant. Stock-based compensation expense to non-employees affects the Company's general and administrative expenses.

The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of stock-based awards. The assumptions used in the Black-Scholes option-pricing method for the nine months ended February 29, 2016 and February 28, 2015 is set forth below:

	Nine months ended
	February 29, 2016	February 28, 2015

Expected stock-price volatility	99.16% - 108.62%	109.8% - 115.04%
Risk-free interest rate	1.52% - 2.39%	2.00% - 2.60%
Stock price	$0.035 - $1.00	$0.035
Expected term (years)	10.00	10.00
Expected dividend yield	-	-

•

Expected volatility. As our common stock has never been publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that management consider to be comparable to the Company's business over a period approximately equal to the expected term.

•

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•

Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data.

•	Expected dividend. The expected dividend is assumed to be zero as the Company has never paid dividends and have no current plans to pay any dividends on the Company's common stock.

F-35

LEONARD-MERON BIOSCIENCES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

In addition to the assumptions used in the Black-Scholes option-pricing model, the Company also estimates a forfeiture rate to calculate the stock-based compensation for our equity awards. The Company will continue to use judgment in evaluating the expected volatility, expected terms and forfeiture rates utilized for our stock-based compensation calculations on a prospective basis.

Stock-Based Compensation Summary Table

The following represents a summary of the options outstanding at February 29, 2016 and May 31, 2015 and changes during the nine months ended February 29, 2016:

		Weighted Average
	Options	Exercise Price

Outstanding at May 31, 2015	590,000	$0.00
Granted	50,000	1.65
Exercised/ Expired/ Forfeited	-	-
Outstanding at February 29, 2016	640,000	$0.13
Exercisable at February 29, 2016	213,329	$0.00
Expected to be vested	426,671	$0.19

All option grants reflected in the above table are recognized as being issued to non-employees, even when issued to directors of the Company, based on the nature of the services received by the Company. Approximately $91,000 in compensation costs may be recognized over the next 8.1 years as of February 29, 2016.

NOTE 10 – RELATED PARTY TRANSACTIONS

Other than as disclosed in Notes 5 and 6, the Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

NOTE 11 – SUBSEQUENT EVENTS

Demand Notes

In March 2016, the Company issued demand notes in an aggregate amount of $600,000 to one of the principal founders. These notes accrue at the annual rate of prime rate (as published in the Wall Street Journal on the last day of each month) plus 1%, and have a maturity date the earlier of June 30, 2016 or as demanded by the lender.

Employment Agreement with Jaime Bartushak

On March 1, 2016, the Company entered into an employment agreement with its Chief Financial Officer ("CFO"), Mr. Bartushak. The agreement provides for a base salary of $250,000 per year beginning on that same date. Additionally, at the discretion of both the board and CEO, Mr. Bartushak is eligible to receive an annual bonus in an amount up to 40% of his then-current base salary at the discretion of the CEO and board. The employment agreement requires the payment of termination benefits in amounts and under circumstances described therein.

Employment Agreement with Gary Talarico

On March 1, 2016, the Company entered into an employment agreement with its Executive Vice President of Operations, Mr. Talarico. The agreement provides for a base salary of $260,000 per year beginning on that same date. The CEO and board will review his base salary no less frequently than annually. Additionally, at the discretion of both the board and CEO, Mr. Talarico is eligible to receive an annual bonus in an amount up to 40% of his then-current base salary at the discretion of the CEO and board. The employment agreement requires the payment of termination benefits in amounts and under circumstances described therein.

F-36